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                                                                  EXHIBIT 10.21

                                                                       EXECUTION
                                                                            COPY

                           INTERNET SERVICE AGREEMENT



IMPSAT S.A., a company duly created under the laws of the Republic of Argentina (hereinafter called "IMPSAT"), hereby represented by Mr. Marcello Girotti, in his capacity as Vice President, and EL SITIO ARGENTINA S.A. a company duly created under the laws of the Republic of Argentina, hereby represented by Messrs. Daniel Rotsztain and _____ _____ in their capacity as attorneys-in-fact, (hereinafter called "EL SITIO", and together with IMPSAT, the "Parties") enter into this INTERNET SERVICE AGREEMENT, dated as of November 5, 1999 (hereinafter called the "Agreement") pursuant to the following terms and conditions.

WHEREAS:

EL SITIO is a company dedicated to marketing advertisement, providing on-line content and services via Internet, such as chat rooms, news, games, electronic mail, among other services;

IMPSAT is a company providing network connectivity services, among which Internet access service to corporate and final users, via dial-up telephone access, among others means;

EL SITIO is willing to offer to its customers Internet access service and IMPSAT is capable of providing equipment and infrastructure required for such purposes;

THE PARTIES hereto have entered the present Internet Service Agreement to be governed by the following clauses and conditions:

1.     OBJECT

       The present Agreement will set the conditions on which IMPSAT will provide to EL SITIO the POP (Point of Presence) outsourcing services for dial-up telephone access to the Internet, i.e., installation, management, and infrastructure and equipment maintenance services required for EL SITIO to offer to its own customers as well as potential customers, the telecommunications service, hereinafter the "SERVICE", and the value-added services, ruled by the RESOLUCION NO. 1083/95, commonly called "Internet".

       1.1 The SERVICE will be provided on a 24-hour, 365-day-a-year basis, using equipment owned by IMPSAT, hereinafter simply referred to as the "EQUIPMENT," as well as Internet and telephone network connectivity infrastructure, as specified in Annex B.

       1.2 The EQUIPMENT will be installed in the POP facilities of IMPSAT, hereinafter simply referred to as "SERVICE ACCESS POINTS," within the estimated time frame and

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             in conformity with technical specifications detailed in Annex A.

       1.3 IMPSAT shall provide the Service in accordance with License No. __, granted by the SECRETARIA DE COMUNICACIONES of the Republic of Argentina, which allows IMPSAT to provide value-added services at the national and international level. EL SITIO accepts that, in accordance with RESOLUCION SC NO. 194/96, "IT IS EXPRESSLY FORBIDDEN TO USE THE SERVICE PROVIDED FOR LIVE VOICE TRANSMISSION (TELEPHONY). ANY VIOLATION OF THE PRESENT DISPOSITION WILL RESULT IN TERMINATION BY EL SITIO'S DEFAULT WITH NOTICE ISSUED TO COMISION NACIONAL DE COMUNICACIONES ."

       1.4 The documents described below are an integral part of this Agreement, including the Annexes hereof: Annex A: "Existing Service Access Points;" Annex B: "Technical Specifications of the Service;" Annex C: "Prices and Payment Conditions;" Annex D: "Maintenance Service;" Annex E: "Installation/Service Activation Minute Form."

2.       TERM OF THE AGREEMENT

       2.1 The present Agreement will be effective as of the date of its execution.

       2.2 The term of the present Agreement will be THIRTY-SIX (36) MONTHS as of the date of its execution, when the SERVICES to be provided to EL SITIO'S customers shall be available.

       2.3 This Agreement will be extended by equal and successive periods of thirty-six (36) months, upon notice provided by each party to the other party served at least sixty (60) days prior to the day this Agreement or its extensions expire.

3.       SERVICE AVAILABILITY

       3.1 IMPSAT's existing SERVICE ACCESS POINTS, currently available for immediate use by EL SITIO, are described in Annex A.

       3.2 For NEW SERVICE ACCESS POINTS and for EXPANSION of the EXISTING SERVICE ACCESS POINTS, IMPSAT will provide and install the necessary EQUIPMENT for the SERVICE. The criteria and specifications in this case are described in Annex B.

       3.3 The SERVICE will be considered technically operational when it becomes possible to send IP control packages (PING command) between a computer with dial-up access connected to the equipment at the SERVICE ACCESS POINTS and any Name Server published by ARIN (ROOT
             DNS).

       3.4 Upon installation of the Equipment and when the Service becomes operational, both

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             Parties shall formalize such events by drafting a minute in the form presented in Annex E.

       3.5 No individual not authorized by IMPSAT will be allowed to repair or, in any way, change the EQUIPMENT or modify its installation. EL SITIO will be responsible for any damage or loss to the EQUIPMENT resulting from its fault or deceit.

4.       COVERAGE

       4.1 The area covered by the SERVICES will comprise, initially, the locations defined in Annex A.

       4.2 Without any prejudice to this initial coverage, THE PARTIES may include, in the Agreement hereof, upon mutual consent, successively, cities and areas in which IMPSAT already provides dial-up Internet services.


       4.3 IMPSAT will communicate to EL SITIO the incorporation of new locations for supply of the SERVICE. At its own discretion, IMPSAT will decide on the provision of services in each location.

       4.4 In the event that IMPSAT is not capable of providing the Service in a location required by EL SITIO, EL SITIO shall have the right to enter into an agreement with another service provider.

5.       IMPSAT'S LIABILITIES AND LIMITS OF RESPONSIBILITY

       5.1 By the present Agreement, IMPSAT will provide to EL SITIO installation, management, maintenance, equipment and infrastructure services required for exclusive dial-up access to the Internet, according to conditions described in Annex B hereof, thus becoming responsible for the operation and maintenance of the SERVICE.

       5.2 In case of SERVICE unavailability or failure, IMPSAT's responsibilities will be limited to providing maintenance service described in Annex D hereof, and to provide EL SITIO with a 24-hour, 365 days a year telephone service for the solution of problems related to the interruption of the Service. In case of SERVICE unavailability or failure, IMPSAT will use its best efforts to reinstate the SERVICE as promptly as possible. EL SITIO will be entitled to discounts from SERVICE payments to IMPSAT proportionally to the extent and to the time of unavailability of the SERVICE, according to the provisions of Annex D.

       5.3 IMPSAT's responsibilities before EL SITIO will be limited to the damages that IMPSAT may cause as a result of the installation, management, maintenance, equipment and infrastructure services object of this Agreement. Therefore, under no other conditions IMPSAT will be responsible for other damages that EL SITIO and/or

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             third parties may suffer, including loss of profits, loss of cash resources and/or stored properties.

       5.4 IMPSAT is liable for providing EL SITIO with the SERVICE specified in the Agreement hereof, but in no case it will assure the possibility of use or access availability to different services existing in the Internet, to which the responsibility will be entirely of the providers of each one of such services. IMPSAT will not assume any responsibility for the contents, origin, or use of the communications, of any type, received or transmitted via Internet.

       5.5 Additionally, and since most of the services and systems comprising the Internet are under the responsibility of third parties, IMPSAT will not be responsible for transmission speed variations that may occur when accessing different servers comprising the web.

6.       CUSTOMER'S LIABILITIES

       6.1 Without prejudice to other liabilities set forth in the present Agreement, EL SITIO will be liable for the following:

             a) Using the SERVICE and the EQUIPMENT in conformity with what is established herein. EL SITIO will use the SERVICE to provide services to its customers via dial-up telephone access.

             b) Should IMPSAT provide IP addresses necessary for operation of EL SITIO's internal network, the latter must inform IMPSAT what use has been made of them, every time IMPSAT may so request.

             c) EL SITIO will exempt IMPSAT from any violation to intellectual property laws, defamation, calumny, and/or any other acts or omissions of EL SITIO, or of any of its customers, which may cause any damages to third parties, through the use of the SERVICE, resulting in liabilities imposed to IMPSAT by any competent court seeking for compensation to such third parties.

             d) EL SITIO will explain to its customers the adequate computing structure for use of the SERVICE and for its adequate operation, which involves a personal computer, telephone line and modem. The customer will be solely responsible for the maintenace of such computing structure essential for access to the SERVICE.

             e) EL SITIO will comply with all of the laws and regulations applicable to the services under its responsibility, and for obtaining all of the related permits and authorities.

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7.       INVOICING

       7.1 During the term of this Agreement, and of its extensions, IMPSAT will invoice EL SITIO according to prices and payment conditions set forth in Annex C hereof.

       7.2 The rate for provision of the services by EL SITIO to its customers will be solely determined by EL SITIO, which will also be solely responsible for invoicing its customers for the amounts corresponding to the services contracted by them, except as set forth in the Reseller and Management Agreement entered into between the Parties on the date hereof.

8.       APPLICABLE TAXES

       8.1 According to the regulation in force, IMPSAT will invoice EL SITIO for applicable taxes on the agreed prices and sales. It will also invoice the amount resulting from the application of any new tax which may be incurred to this Agreement, as well as any existing tax increase providing the same effect.

9.       RELATION BETWEEN THE PARTIES

       9.1 EL SITIO is an independent contracting party and shall not be deemed a representative or agent of IMPSAT for any purposes. Moreover, IMPSAT shall be deemed to be an independent contractor, and not an agent, partner or joint venturer in connection with the rendition of the Service hereunder. Furthermore, EL SITIO will be solely and exclusively responsible for its legal and fiscal obligations, including those related to labor and social security, as well as any other responsibilities in relation to its personnel during the entire term of this Agreement.

       9.2 Each party will be solely and exclusively responsible before the other party, their customers, and/or third parties, for the acts and omissions of its personnel, or personnel of its subcontractors, in this case derived from the execution of the present Agreement, and each party shall be liable before the other party for any infringement and/or violation of any rules or legal dispositions that they are found guilty of. EL SITIO is hereafter committed to immediately reimburse IMPSAT for any sum of money that the latter may be required to pay to a third party as a result of any of EL SITIO's liabilities under this Agreement.

10.      GENERAL

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       10.1  The entire responsibility related to the services provided by EL
             SITIO to its customers will be of its own liability. EL SITIO will also be the sole responsible before its customers in relation to providing its services. EL SITIO is forbidden to make any statement and/or grant warranties in relation to the services on behalf of IMPSAT.

       10.2 THE PARTIES hereby state, in compliance with their contractual liabilities, that they will have access to confidential information from the other party, such as, but not limiting to working methods, marketing plans, prices, list of customers, costs, etc. THE PARTIES are committed to maintain this information, or any other to which access is provided, under strict confidentiality and using the information solely for the purposes of compliance with this Agreement. The confidentiality commitment will be maintained for a period of two years after the termination of this Agreement, no matter what may have caused the termination.

       10.3 IMPSAT agrees to respect and recognize EL SITIO's customers as belonging to the latter, thus avoiding any type of business contact with them, except in case of written indication or authority for such.

       10.4 EL SITIO must not assign rights and liabilities resulting hereof, without prior written consent from IMPSAT.

       10.5 EL SITIO will give preference to IMPSAT in contracting the services according to the following procedures:

             a) EL SITIO will notify IMPSAT about services to be contracted, specifying the terms and conditions required to prepare an offer (proposal). IMPSAT will submit to EL SITIO the offer within 10 days as of the reception of such notice.

             b) Should EL SITIO receive an offer from a third party more favorable than that of IMPSAT, EL SITIO will immediately notify IMPSAT of the terms and conditions contained in such offer. IMPSAT will have the right to match the offer and EL SITIO will then contract the services from IMPSAT.

       10.6 Price adjustment, according to market conditions, may be effected after the twelve first months of this Agreement. After twelve months, and should EL SITIO receive an offer from a third party with more favorable conditions than IMPSAT's, EL SITIO will immediately notify IMPSAT about the terms and conditions contained in such offer. IMPSAT will have the right to match this offer and EL SITIO will then contract or continue to contract the services from IMPSAT. Should IMPSAT fail to match or exceed the offer, EL SITIO will have the right to terminate this Agreement without any penalties.

       10.7 In order to maintain the economic-financial balance of the Agreement, EL SITIO expressly agrees, hereafter, to revise the prices for the SERVICE to be paid to IMPSAT by the customer, should there occur any significant change in the current

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             economic situation of the country, or in the case of any economic measure that may significantly devaluate or outdate the agreed prices.

       10.8 THE PARTIES shall not assign, transfer or subcontract this Agreement or the SERVICES, without the express written authorization of the other parties.

11.      SUSPENSION

       11.1 Without any prejudice to any of its other rights, IMPSAT will have the right to automatically suspend the SERVICE should EL SITIO fail to meet any of its liabilities before the present Agreement, upon at least 10 days prior written notice requesting the performance of such obligation.

       11.2 Without any prejudice to any of its other rights, EL SITIO will have the right to suspend the payment of any amount, under the present Agreement, in face of any contractual default by IMPSAT, upon at least 10 days prior written notice requesting the performance of such obligation.

12.      ACTS OF GOD OR FORCE MAJEURE

       12.1 Any default or delay in its responsibilities regarding equipment installation, beginning or continuation of services provided by IMPSAT will not generate any liabilities against IMPSAT if such default or delay should result from acts of God or force majeure, being these understood as acts or facts of the government, natural phenomena, or any other circumstances outside IMPSAT's control, including, but not limiting to adverse conditions, whether meteorological or astronomical, communication provider going out of service for whatever reason, either partially or totally, temporarily or definitely, earthquakes, epidemics, civil riots, fires, strikes, war, acts or omissions of the satellite owner.

13.      TERMINATION

       13.1 After 12 months of effect, EL SITIO may terminate the present Agreement, without a reason, upon at least 60 days prior written notice to IMPSAT, and upon previous payment to IMPSAT of an amount in cash corresponding to 12% of the remaining sum (provisioned) up to end of the Agreement, based on the last amount due.

       13.2 Additionally, both IMPSAT and EL SITIO will have the right to terminate this Agreement, upon 20 days prior notice to the other, if any of the following causes should occur:

             a)  A default by the other party of any contractual obligation.

             b) A default by the other party of any legal and regulating dispositions, current or future, governing the use of the Service or which are directly or indirectly binding, and whose omission or encroachment may generate consequences of any nature to the complying party or to the object hereof.

             c) If the other party applies for its own failure, or if this process is requested by third parties, or if a preventive arrangement with creditors is submitted.

14.      INDEMNIFICATION

       14.1 If any of the parties to this Agreement fails to comply with an obligation or not fulfill it in the appropriate manner and within the established time frame provided in this Agreement, it shall answer for such losses and damages and will indemnify and hold harmless the other party for such losses and damages in accordance with the provisions of law.

15.      FORUM AND OTHER DISPOSITIONS

       15.1 No behavior, habit, or usage shall modify the terms and liabilities agreed in the present Agreement.

       15.2 Any modification to this Agreement must be formulated upon written consent and executed by both parties.

       15.3 This Agreement constitutes the complete and exclusive expression of the rights and liabilities of the parties, making null every communication, proposals, verbal or written offers which may have been made between the parties relative to the object of the Agreement before its execution.

       15.4 The validity, duration and construction of this Agreement shall be exclusively ruled by the laws of the Republic of Argentina. The Parties agree that in the event that any dispute, controversy or difference arises as a consequence of this Agreement and is not resolved within ten days after such dispute, controversy or difference is brought to the attention of both parties, the Parties agree to submit the decision to arbitration as set forth below:

             a) Any dispute, controversy or claim resulting from or related to any of the provisions of this Agreement, or its interpretation, execution, compliance, violation, termination or validity, including without limitation whatsoever, this present section, shall be solely and definitively resolved through arbitration. The

                 Parties shall unify all the pending disputes, if any, in one single arbitration procedure.

             b) All matters submitted to arbitration shall be resolved by a sole arbitrator jointly appointed by both Parties. The arbitrator shall proceed in accordance with the rules of the Arbitration Court of the Stock Exchange of the City of Buenos Aires, which both Parties acknowledge and accept. In case the Parties fail to agree on the designation of the arbitrator, they shall submit the controversy to the Arbitration Court of the Stock Exchange of the City of Buenos Aires, which shall resolve the controversy in accordance with its rules of arbitration.

             c) The arbitrator's decision shall be deemed final and binding upon the Parties, and the execution of the arbitration award may be brought to any competent court of law. The Parties expressly waive their rights to file judicial claims or defenses against the result of the arbitration procedure.

             d) The losing party in the arbitration shall pay for all its expenses, and for the expenses of the other party, even when the latter has not so requested.

       15.5 All notices, petitions, demands for performance and other communications pursuant to this Agreement shall be in writing and in the following way:

To the Assignor:                                        To the Assignee:
IMPSAT S.A.                                             EL SITIO ARGENTINA S.A.
Alferez Pareja 256                                      Belgrano Avenue 845, 4th Floor
Buenos Aires, Argentina                                 1092 Buenos Aires, Argentina
Attn:  Hector Alonso                                    Attn: Roberto Cibrian-Campoy

With copy to:                                           With copy to:
Arnold & Porter                                         Paul, Hastings, Janofsky & Walker LLP
555 12th Street, N.W.                                   399 Park Avenue
Washington, D.C. 20004-1202                             New York, NY 10022
Attn: Neil M. Goodman                                   Attn:  Neil A. Torpey
                                                               Mark G. Pedretti

And to:                                                 And to:
Nicholson & Cano                                        Estudio Marval, O'Farrell & Mairal
San Martin 140, 14th Floor                              Av. Leandro N. Alem 928, 7th Floor
1004 Buenos Aires, Argentina                            1001 Buenos Aires, Argentina
Attn:  Mariana Rawson Paz, Esq.                         Attn:  Alberto J. Rivera

       15.6 This Agreement shall only be executed in the English version, but a Spanish translation in a form satisfactory to the EL SITIO and IMPSAT shall be prepared immediately after its signature.

16.      STAMP TAX

       The stamp tax shall be borne by both Parties in equal halves in the event it is payable.

IN WITNESS WHEREOF, the parties sign this Agreement in the City of Buenos Aires, on the 5th day of November, 1999.



IMPSAT S.A.


------------------------
Name:
Title:



EL SITIO ARGENTINA S.A.


------------------------
Name:
Title:



EL SITIO ARGENTINA S.A.


------------------------
Name:
Title:

                                     ANNEX A

                         EXISTING SERVICE ACCESS POINTS


The SERVICE for IMPSAT's four existing POPs, with the respective number of dial-up ports, will be available immediately upon the execution of the Agreement.

-------------------------------------------------------------------------------------------------------------------------
                             IMPSAT'S                              NUMBER          SCHEDULE FOR ACTIVATION ON AGREEMENT
                             LOCATIONS                            OF PORTS                      EXECUTION
-------------------------------------------------------------------------------------------------------------------------
         Buenos Aires                                              1,110                        Immediate
-------------------------------------------------------------------------------------------------------------------------
         Cordoba                                                     30                         Immediate
-------------------------------------------------------------------------------------------------------------------------
         Rosario                                                     30                         Immediate
-------------------------------------------------------------------------------------------------------------------------
         Mar del Plata                                               30                         Immediate
-------------------------------------------------------------------------------------------------------------------------

         TOTAL NO. OF PORTS AVAILABLE                              1,200
-------------------------------------------------------------------------------------------------------------------------

                                     ANNEX B

                     TECHNICAL SPECIFICATIONS OF THE SERVICE


B.1      SERVICE DESCRIPTION

       IMPSAT has infrastructure for service outsourcing and POP equipment for Internet dial-up access provided with high speed links to domestic and international backbones, using world-class equipment.

       The SERVICE will consist of availability to Internet dial-up access by EL SITIO's customers, at IMPSAT's points of presence (POPs), in order to explore the services in those locations.

       IMPSAT currently has 4 points of presence provided with dial-up access, totaling 1,200 existing ports.


B.2      TECHNICAL FEATURES

       The dial-up service has the following features:

       - Modules of 30 telephone channels (ports) via E1 digital trunks when available at the location. In some locations, only analog lines are available; in others there are analog and digital lines.

       -     Initial capacity for each new POP: 30 ports (channels)

       -     Current capacity for each existing POP: see Annex A

       -     Incrementing modules: 30 ports (channels)

       - Minimum 4.5 Kbps average connectivity to the backbone for each telephone channel (port)

       -     Number of existing POPs = 4

       -     Number of existing dial-up ports = 1,200 (see Annex A)

B.3      SERVICE EXPANSION IN EXISTING POPS

       In case of expansion of the number of ports in the existing IMPSAT's POPs, the time for service availability is 30 to 60 days after a formal request from EL SITIO to IMPSAT. This time frame depends on facilities (telephone infrastructure) available at the site and provided by the telephone company.

Expansion modularity is 30 ports, i.e., E1 trunk modules having 30 telephone channels.

B.4      SERVICE EXPANSION IN NEW LOCATIONS (NEW POPs)

       Should EL SITIO need to expand to new locations, or Points of Presence
       (POPs), IMPSAT may provide the services depending on the technical availability. Should IMPSAT not be capable of providing the services according to conditions and average time established, EL SITIO may freely contract the services from other providers.

       The initial modularity will be 30 ports (or one E1 trunk) minimum, and expansion in one E1 trunk module (30 ports).

       The time for implementation will be 90 days average, to be confirmed, after analysis of technical feasibility by IMPSAT.

B.5      NETWORK MANAGEMENT

       IMPSAT will provide network management and use monitoring in order to allow for proactive planning and to offer the best level of quality to the user.

       Network management reports will be issued on a monthly basis, both regarding telephone trunk occupancy and Internet backbone occupancy. In addition, quality levels established will also be reported.

B.6      TELEPHONE ACCESS

       IMPSAT shall provide to EL SITIO with one or more telephone lines for the telephone access to the pool of modems in each location.

B.7      CONTENT, E-MAIL, AND VALIDATION SERVERS

       Content, e-mail, an user validation servers are not contemplated in the POP service outsourcing.

B.8      SERVERS PROPERTY OF EL SITIO

       The servers property of EL SITIO, such as content, e-mail, and user validation, may be installed at IMPSAT's POP facilities, upon separate contracting of another service called HOUSING.

       In this case, EL SITIO will be responsible for management, installation, operation, and maintenance of the servers, software, and applications.

B.9      CONTENT HOSTING

       The services for the use of IMPSAT's servers may be available upon separate contracting through a service called HOSTING, which allows placing EL SITIO's and/or its customer's contents without the need of equipment purchasing by EL SITIO.

       In this case, EL SITIO will be responsible for the software and applications.

B.10     USER MANAGEMENT AND CONTROL

       EL SITIO will be responsible for user management and control.

                                     ANNEX C

                          PRICES AND PAYMENT CONDITIONS


C.1      PRICES

       The prices to be paid by EL SITIO to IMPSAT will be in function of the number of ports made available.

       The price is:

       -     $116.88 per month per port

       that is,

       -     $140,256.00 per 1,200 ports

       The prices do not include the Value Added Tax ("VAT"). Prices included in this offer are expressed in Argentina Pesos which can be converted directly into U.S. Dollars at an exchange rate of U.S. $1/$1, in accordance with the provisions of Argentina Convertibility Law No. 23,982 and taking into consideration the legal force of such Law at the time of this offer and its surveillance during the term of this Agreement. In the event EL SITIO invoices its customers in U.S. Dollars, the prices indexed in this offer will be expressed in U.S. Dollars.

C.2      PAYMENT CONDITIONS

       An amount corresponding to one monthly payment for the contracted configuration will be invoiced upon the execution of the Agreement, when the SERVICE will already be available at the existing IMPSAT's POPs, according to configurations detailed in Annexes A and B.

       The first monthly payment will be invoiced 30 days after execution of the Agreement, being due in 5 working days after reception of the invoice by EL SITIO. Subsequent payments will be invoiced on a monthly basis, due in five working days.

       In case of service expansion, this rule also applies, i.e., upon expansion request, a monthly sum will be invoiced relative to such expansion, and the first payment after the actuation of the services. Subsequent payments will be invoiced on a monthly basis, included in the other invoices.

       The payments to be made by EL SITIO to IMPSAT, for any concept as established in this Agreement, must be made via bank deposit to a current account to be indicated by IMPSAT, or by other means that IMPSAT may indicate.

       In case of delinquency by EL SITIO in meeting any of its payment duties, the amounts due will be added of a two percent (2%) fine applied as of the next day following the due date of each payment, in addition to one percent (1%) interest a month should the delay exceed thirty (30) days, calculated as of the day immediately after the due date of the respective payment, up to the date of the effective payment. Every payment made by EL SITIO, which shall not cover the amount due integrally, the corresponding fine, interests and currency update, will be considered partial payment. IMPSAT has no obligation to receive partial payments, but if it does the amounts received will be imputed first as interests, and the due balance, if any, will continue to accumulate interests up to its final cancellation. The reception by IMPSAT of any partial payment will not imply in delinquency exemption, nor in novation of the obligation of EL SITIO.

C.3      CONFIGURATION EXPANSION

       The expansion of the configuration, both for new POPs and expansion of the number of dial-up access ports, may be requested during the term of the Agreement, with the requested expansion being valid for 12 months, i.e., the requested expansions will be a commitment to a minimum term of 12 months. The price to be charged for new POPs and dial-up access ports will be mutually agreed upon by both parties. Each request will result in an amendment to the Agreement. For configuration reductions before the end of the 12 month period, the same conditions set in section 13.1 will apply.

       EL SITIO will deliver to IMPSAT, on a quarterly basis, the estimates for growth of the number of new ports required for its customers, in order to facilitate the operation of the infrastructure necessary to provide the SERVICE at the points of presence.

C.4      PRICE ADJUSTMENT

       Depending on market conditions, specially in relation to prices practiced for basic inputs of telephone channels and Internet backbone, the prices may be revised, up or down, in 12-month periods.

                                     ANNEX D

                              MAINTENANCE SERVICES


D.1 IMPSAT will directly provide, or by means of an authorized contractor, the maintenance services necessary for preserving the infrastructure and the equipment in good operating conditions, being understood that it will provide for every replacement of spare parts, repairs, and adjustments necessary, as resulted of weather exposure, wear and tear from normal and proper use, or of defects.

D.2 EL SITIO must inform IMPSAT of any fault immediately after being detected, in addition to observing the procedures established to request maintenance services. Such event will be communicated orally or by e-mail notice.

D.3 As the same manner, IMPSAT shall communicate orally or by e-mail about any fault or suspension of the SERVICES within 30 minutes counted from its detection.

D.4 IMPSAT reserves the right to check and confirm that the maintenance service requested is actually necessary.

D.5 Network preventive and general maintenance will be conducted during low-demand hours, being service interruptions notified to EL SITIO at least two (2) days before the service. Every unforeseen fault that may occur to the network must be repaired by IMPSAT.

D.6    Maintenance service will be provided free of cost to EL SITIO.

D.7    Impossibility of Internet access

       In case EL SITIO or the users of the SERVICES are not able to transmit or receive information from the access ports to Internet, in view of a fault of the SERVICES rendered by IMPSAT, IMPSAT will credit to EL SITIO the proportional amount corresponding to the period that the Services were not available, according to the Formula 1 below:

       Such credit will be included in the subsequent invoice to be issued after the event.

D.8    Discount Formula in view of unavailability of the SERVICES.

       The interruption period subject to discounts, will be considered due only after 30 minutes of continuous interruption, and each complete period of 30 minutes will be considered for discount purposes. This means that the discount will be due only for interruptions which exceeds 30 minutes and for each break of 30 minutes.

       The discount amount will be calculated based on the following manner (Formula F.1), per each port affected by the interruption:

       FORMULA F1:

       D = P X H /T

       Where:

       D = amount of the discount per each port
       P = monthly price per each port
       H = number of 30 minutes breaks (completed) interruption
       T = number of 30 minutes in each month = 30 X 24 X 2 = 1440

D.9    SLA - Service Level Agreement

       The SLA - Service Level Agreement will be obtained based on the periods of unavailability of the SERVICES, calculated in monthly, trimestrial, semestral and annual periods.

       In the calculation of the SERVICE's quality, the non-programmed interruptions shall not exceed the following percentages, considering the global number of ports:

       In a month:         2.0%
       In a trimester:     1.5%
       In a semester:      1.3%
       In a year:          1.0%

D.10   Audit and Report on Activities

       For follow up and audit purposes, IMPSAT will provide to EL SITIO the following reports on:

       -  Internet Backbone Performance
       -  Modems and telephone trunks (E1 or analogical) Performance
       -  Telephone Trunks Occupation
       -  System and/or Equipment Availability

                                     ANNEX E

                   INSTALLATION/SERVICE ACTIVATION MINUTE FORM

-------------------------------------------------------------------------------
                                               INTERNET TECHNICAL  ACTIVATION
IMPSAT
                                               Company:
                                               Address:
                                               Person Responsible:
                                               Telephone:

-------------------------------------------------------------------------------

                     Configuration: LOCATION: ______________

-------------------------------------------------------------------------------

IMPSAT IP ROUTER:                               IP NETWORK:

KEY TRUNK                                       IP LAN:

MASK:                                           SUBNETWORK MASK:

IP DNS SERVER
-------------------------------------------------------------------------------

The Internet technical activation will be considered completed once the connectivity between the networks is verified upon the transmission of IP control packages (PING) between the dial-up configured equipment and a name server published by ARIN.


                        Buenos Aires, ____ / ____ / _____


By IMPSAT:                                         By the EL SITIO:


NAME: ___________________                       NAME: ______________________

POSITION: _______________                       POSITION: __________________



WITNESSES:

NAME: ___________________

NAME: ___________________